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                                                                   EXHIBIT 99(a)

                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

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
                                                                                            Twelve Months Ended
                                                                                             September 30, 2002
                                                                                           ---------------------
                                                                                            Millions of Dollars
Operating revenues ..................................................................            $  15,710
                                                                                                 ---------
Operating expenses
     Energy purchased for resale, fuel consumed and delivery costs ..................                8,218
     Operation and maintenance ......................................................                3,399
     Depreciation and other amortization ............................................                  968
     Goodwill amortization ..........................................................                   55
     Taxes other than income ........................................................                  737
                                                                                                 ---------
           Total operating expenses .................................................               13,377
                                                                                                 ---------

Operating income ....................................................................                2,333

Other income ........................................................................                   86

Other deductions ....................................................................                  235

Interest income .....................................................................                   86

Interest expense and other charges ..................................................                1,253
                                                                                                 ---------

Income from continuing operations before income taxes and extraordinary items .......                1,017

Income tax expense ..................................................................                  233
                                                                                                 ---------

Income from continuing operations before extraordinary items ........................                  784

Discontinued operations, net of tax effect ..........................................                  (15)

Extraordinary items, net of tax effect ..............................................                 (172)
                                                                                                 ---------

Net income ..........................................................................                  597

Preference stock dividends ..........................................................                   22
                                                                                                 ---------

Net income available for common stock ...............................................            $     575
                                                                                                 =========

Average shares of common stock outstanding (millions) ...............................                  270

Per share of common stock:
   Basic and diluted earnings
        Income from continuing operations before extraordinary items ................            $    2.82
        Discontinued operations, net of tax effect ..................................            $   (0.05)
        Extraordinary items, net of tax effect ......................................            $   (0.64)
        Net income available for common stock .......................................            $    2.13
   Dividends declared ...............................................................            $    2.40
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